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                      ASPECT TELECOMMUNICATIONS CORPORATION

                                  EXHIBIT 11.1:
                 Statement re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)


                                                      Three Months Ended March 31,
                                                      ----------------------------
                                                            1997           1996
                                                          -------        -------
Primary:
   Weighted average common shares
     outstanding during the period                         48,893         42,452
   Common share equivalents:
     Dilutive effect of stock options                       3,578          3,501
                                                          -------        -------

       Total                                               52,471         45,953
                                                          =======        =======


   Net income                                             $11,226        $ 8,425
                                                          =======        =======


Primary earnings per share                                $  0.21        $  0.18
                                                          =======        =======


                                                      Three Months Ended March 31,
                                                      ----------------------------
                                                            1997           1996
                                                          -------        -------
Fully Diluted:
   Weighted average common shares
     outstanding during the period                         48,893         42,452
   Common share equivalents:
     Dilutive effect of stock options                       3,578          3,732
     Weighted average shares issuable
       upon assumed conversion of debt                          -          5,659
                                                          -------        -------

       Total                                               52,471         51,843
                                                          =======        =======


   Net income                                             $11,226        $ 8,425
   Interest expense during the period on
     convertible subordinated debentures,
     net of tax                                                 -            461
                                                          -------        -------
   Net income adjusted for
     fully diluted calculations                           $11,226        $ 8,886
                                                          =======        =======


Fully diluted earnings per share                          $  0.21        $  0.17
                                                          =======        =======